Exhibit 3.927
(Profit Domestic Corporation)
ARTICLES OF INCORPORATION
     These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284 Public Acts of 1972, as amended, as follows:
ARTICLE I.
The name of the corporation is MANUMIT, INC.
ARTICLE II.
     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
ARTICLE III.
     The total authorized capital stock is:

(1)	{	Preferred shs.	Par value $	}
Per share
		Common shs. 30,000	Par value $1.00

	{	Preferred	}
and/or shs. of (2)				no par value (see part 8 of Instruction)
Common
(3)	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV.
     The address of the initial registered office is:

555 S. Woodward Ave.,	Birmingham	Michigan	48011

(No. and Street)	(Town or City)		(Zip Code)
     The mailing address of the initial registered office is (need not be completed unless different from the above address):

Michigan

(No. and Street )	(Town or City)		(Zip Code)
     The name of the initial resident agent at the registered office is:
          Alan R. Miller
ARTICLE V.
     The name(s) and address(es) of the incorporator(s) are as follows:

Name	Residence or Business Address
ALAN R. MILLER	555 S. Woodward Ave., Birmingham, MI 48011

ARTICLE VI.
     OPTIONAL (Delete Article VI if not applicable.)
     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII.
(Here insert any desired additional provisions authorized by the Act)
I (We), the incorporator(s), sign my name(s) this 14th day of May 1979

/s/ ALAN R. MILLER

ALAN R. MILLER

(See Instructions on Reverse Side)
GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received MAY 08 1996	(FOR BUREAU USE ONLY) FILED May 08 1996 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau EFFECTIVE DATE:

Name
Michael A. Fish, Esq.
Address
280 West Maple Road, Suite 310

City	State	ZIP Code
Birmingham	Michigan	48009
é Document will be returned to the name and address you enter above. é
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Corporations
(Please read information and instructions on last page)
Pursuant of the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982
(nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: Manumit, Inc.

2. The corporation identification number assigned by the Bureau is:	2	2	2	–	6	9	1

3. The location of the registered office is:

22001 Hoover Road, Warren		, Michigan	48089

(STREET ADDRESS)	(CITY)		(ZIP CODE)
4. Article I of the Articles of Incorporation is hereby amended to read as follows:
The name of the corporation is Standard Disposal Services, Inc.

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a.	☐	The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this day of , 19 .

(SIGNATURE)	(SIGNATURE)

(TYPE OR PRINT NAME)	(TYPE OR PRINT NAME)

(SIGNATURE)	(SIGNATURE)

(TYPE OR PRINT NAME)	(TYPE OR PRINT NAME)
b.	☑	The foregoing amendment to the Articles of Incorporation was duly adopted on the 1st day of April, 1996. The amendment: (check one of the following)
☐	was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐	was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐	was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☑	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, and Section 407(2) of the Act if a profit corporation.

Signed this 1st day of April, 1996.

By	/s/ Gaspare Campo

(ONLY SIGNATURE OF PRESIDENT, VICE-PRESIDENT, CHAIRPERSON OR VICE-CHAIRPERSON)

Gaspare Campo, President

	(TYPE OR PRINT NAME)	(TYPE OR PRINT TITLE)